Exhibit 10.1

AGREEMENT

         THIS AGREEMENT is made between SO ACT NETWORK, Inc. whose address is 10685-B Hazelhurst Drive #6572, Houston, TX 77043(hereinafter referred to as "SAN"); and VENTURE POINT NETWORK, 18352 Dallas Parkway, Dallas, TX 75287 (hereinafter referred to as "VPN").

         WHEREAS, SAN is in the business of providing a Social Network to the public for public and private use as an online operating system and internal network; and

         WHEREAS, VPN is in the business of providing Investor Awareness Services to support socially conscious investments; and

         WHEREAS, SAN, during the period of time covered by this Agreement, will provide to VPN a platform for VPN’s investor relations activities to utilize SAN’s technologies to achieve VPN's goals of making the investing public knowledgeable about the benefits of potential investments in clients of VPN; and

         WHEREAS, SAN recognizes that VPN represents it is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to SAN which may require regulation under federal or state securities laws; and

         WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that SAN desires to provide such assistance through its Network for VPN, and VPN is willing to move its existing 2000 member high-net worth investor database to SAN and inform VPN’s complete investor database (22 million investors) about the potential benefits of SAN;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DUTIES AND INVOLVEMENT.

1a. VPN and SAN agree to integrate VPN’s investor awareness database of 2000 high net worth member subscribers into new accounts at SAN to support socially conscious investments. SAN agrees to provide the necessary back-end programming to support VPN subscribers.

1b. VPN agrees to provide to SAN 10% of VPN’s gross receipts in its investor relations business for two years. VPN agrees that this amount will equal at least $25,000 per quarter paid in cash to SAN by VPN bi-annually together with an accounting of receipts.

1c. VPN built and maintains a proprietary email database of more than 22 million broad-ranging investors. Within 10 days of the signing of this agreement, SAN agrees to issue to VPN 100,000 shares of SAN’s Rule 144 Common stock (symbol: SOAN) in exchange for VPN agreeing to make its full database aware of SAN via email within 45 days about the outstanding benefits VPN subscribers will be afforded by joining SAN. SAN will hold said shares in safe keeping for 45 days during which time VPN will provide satisfactory verification to SAN in the form of server-logs from VPN showing the broadcast has been successfully sent to VPN’s broad-ranging database about SAN. Upon said verification SAN will provide said shares to VPN. Upon the six month anniversary of the shares issuance date, SAN’s securities attorney will provide the transfer agent an opinion letter and VPN will be able to trade such shares at any time thereafter subject to VPN’s fulfillment of this agreement in its entirety.

         2. RELATIONSHIP AMONG THE PARTIES.

         VPN acknowledges that it is not an officer, director or agent of SAN, it is not, and will not, be responsible for any management decisions on behalf of SAN, and may not commit SAN to any action. SAN represents that VPN does not have, through stock ownership or otherwise, the power neither to control SAN, nor to exercise any dominating influences over its management.

         VPN understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and VPN will not commit SAN in any manner except when a commitment has been specifically authorized in writing by SAN. SAN and VPN agree that the relationship among the parties shall be that of independent contractor.

         3. EFFECTIVE DATE, TERM AND TERMINATION.

         This Agreement shall be effective on December 15, 2009 and will continue, for a minimum of two years.

         4. OPTION TO RENEW AND EXTEND.

         This Agreement is automatically renewable each year, until a 30 day notice of termination is provided by email or certified mail. Additionally, in the event the agreement is terminated at any time in the future, VPN will have the right to continue its use, and its members’ use of the SAN network unless VPN has breached this agreement and such breach gives cause to Terminate VPN. Further, VPN agrees that any of its members may be individually terminated by SAN without notice if they violate SAN’s Terms of Service.

         5. COMPENSATION AND PAYMENT OF EXPENSES.

         SAN and VPN both agree to be responsible for bearing their own costs to fulfill their respective obligations under this agreement.

         6. SERVICES NOT EXCLUSIVE.

         The parties shall devote such of their time and effort necessary to the discharge of their duties hereunder. The parties acknowledge that each is engaged in other business activities, and that they will not be restricted from continuing to be engaged in such activities during the term of this Agreement.

         7. CONFIDENTIALITY.

         VPN acknowledges that it may have access to confidential information regarding SAN and its business. VPN agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of SAN) any knowledge or information or plans of SAN with respect to SAN or its business, including, but not by way of limitation, the technology of SAN, whether in the concept or development stage, or being marketed by SAN on the effective date of this Agreement or during the term hereof.

         8. COVENANT NOT TO COMPETE.

         During the term of this Agreement, VPN warrants, represents and agrees that it will not compete directly with SAN in SAN's primary industry or directly related fields.

         9. INDEMNIFICATION.

         VPN agrees to indemnify and hold harmless the SAN and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any representations or prospectuses, made by VPN or its clients within SAN’s Network; or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse SAN, or any such other person, for any legal or other expenses reasonably incurred by SAN, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

10. ARBITRATION

If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

         ii. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

         iii. The site of the arbitration shall be Los Angeles, California

         iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of Delaware.

Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

By: /s/ Greg Halpern	12-16-09	By: /s/ Shannon Hutcheson	12-16-09
Greg Halpern–CEO, So Act Network, Inc.		Shannon Hutcheson-CEO, Venture Point Network